                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) of Newport Corporation for the registration of 120,847 shares of its common stock of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Newport Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Orange County, CA
December 29, 2000